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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 3 to this Registration Statement on Form S-1 of Pivotal Software, Inc. of our report dated March 9, 2018, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is April 9, 2018, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 18, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM